Exhibit 99.2

Earnings Release and Supplemental Information Quarter Ended December 31, 2013

Table of Contents Overview Earnings Release 3 Company Profile 8 Summary of Financial Data 10 Financial Statements Consolidated Balance Sheets 11 Consolidated Statements of Operations 12 Reconciliations of Net Income to FFO, AFFO and EBITDA 13 Operating Portfolio Operating Properties 14 Leasing Statistics 15 Geographic Diversification and 10 Largest Customers 17 Development Summary and Capital Expenditures 18 Capital Structure Market Capitalization and Debt Summary 19 Interest Summary and Debt Covenants 20 2014 Guidance 21 Appendix 24

CORESITE REPORTS FOURTH-QUARTER FUNDS FROM OPERATIONS INCREASED 17% YEAR OVER YEAR Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix DENVER, CO – February 13, 2014 CoreSite Realty Corporation (NYSE: COR), a provider of network-dense, cloud-enabled, enterprise-class data center products and services, today announced financial results for the fourth quarter ended December 31, 2013. Quarterly and Subsequent Highlights • Reported fourth-quarter funds from operations (“FFO”) of $0.49 per diluted share and unit, representing a 16.7% increase year over year • Reported fourth-quarter operating revenue of $61.4 million, representing an 11.2% increase year over year • Executed new and expansion data center leases representing $3.5 million of annualized GAAP rent at a rate of $132 of annualized GAAP rent per square foot • Realized rent growth on signed renewals of 3.5% on a cash basis and 14.3% on a GAAP basis and rental churn of 1.9% • Increased quarterly dividend by 30% to $0.35 per share; annual rate of $1.40 per share • Entered into a new $100 million, five-year, senior unsecured term loan, and subsequently retired the approximately $58 million loan secured by its SV1 facility Tom Ray, CoreSite’s Chief Executive Officer, commented, “In the fourth quarter we continued to see the financial results driven by execution upon our plan to sell an attractive product mix to customers benefitting from our strong foundation in the network and cloud verticals,” Mr. Ray continued, “We also delivered the first computer room of turn-key data center capacity at NY2 in Secaucus, New Jersey, in December, and are pleased with sales activity surrounding the investment. In addition, we delivered the build-to-suit at SV5 and look forward to completing construction on our VA2 development in Northern Virginia toward the second half of the year. 2014 represents a year of strong opportunity for CoreSite to leverage our network-dense, cloud-enabled data centers with excellence in customer service. Our primary focus for the balance of 2014 centers around increasing the productivity of our existing sales and marketing resources to sell available and pipeline capacity and deliver attractive returns on capital.”

Quarter Ended December 31, 2013 Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix Financial Results CoreSite reported FFO attributable to shares and units of $23.1 million for the three months ended December 31, 2013, a 17.2% increase year over year and an increase of 5.6% quarter over quarter. On a per diluted share and unit basis, FFO increased 16.7% to $0.49 for the three months ended December 31, 2013, as compared to $0.42 per diluted share and unit for the three months ended December 31, 2012. Total operating revenue for the three months ended December 31, 2013, was $61.4 million, an 11.2% increase year over year. Revenue growth in the fourth quarter was diluted by 1.8% due to CoreSite’s customer at SV3 decreasing its metered power draw as it transitions out of that facility. CoreSite reported net income attributable to common shares of $3.1 million, or $0.15 per diluted share. Sales Activity CoreSite executed 122 new and expansion data center leases, representing $3.5 million of annualized GAAP rent during the fourth quarter, comprised of 26,276 NRSF at a weighted average GAAP rate of $132 per NRSF. CoreSite’s renewal leases signed in the fourth quarter totaled $6.8 million in annualized GAAP rent, comprised of 50,513 NRSF at a weighted average GAAP rate of $135 per NRSF. These results reflect a 3.5% increase in rent on a cash basis and a 14.3% increase on a GAAP basis. The fourth-quarter rental churn rate was 1.9%. CoreSite’s fourth-quarter data center lease commencements totaled 116,052 NRSF at a weighted average GAAP rental rate of $41 per NRSF, which represents $4.8 million of annualized GAAP rent. These results include a 101,721 NRSF build-to-suit powered shell lease for a valued and strategic customer at the Santa Clara Campus. Excluding this lease, commencements totaled 14,331 at a weighted average GAAP rental rate of $116 per NRSF. Development Activity In the fourth quarter, CoreSite completed and delivered the build-to-suit powered shell building at SV5 on its Santa Clara campus. Also during the quarter, the company placed into service the first computer room at the new NY2 data center in Secaucus, New Jersey, representing an incremental 18,103 NRSF of TKD capacity. As of December 31, 2013, CoreSite had 118,300 NRSF of data center space under construction at three locations. The projects under construction include a new data center at VA2 (Northern Virginia), adjacent to VA1, and additional inventory at NY2 (New York market) and LA2 (Los Angeles). As of December 31, 2013, CoreSite had incurred $117.9 million of the estimated $170.4 million required to complete these projects.

Quarter Ended December 31, 2013 Balance Sheet and Liquidity As of December 31, 2013, CoreSite had $232.5 million of total long-term debt equal to 2.1x annualized adjusted EBITDA and $347.5 million of long-term debt and preferred stock equal to 3.1x annualized adjusted EBITDA. As of December 31, 2013, CoreSite had $174.3 million drawn on the credit facility and approximately $222.4 million of available capacity under the facility. At quarter end, CoreSite had $5.3 million of cash available on its balance sheet. On January 31, 2014, CoreSite entered into a new $100 million, five-year, senior unsecured term loan. The term loan has an accordion feature, which would allow CoreSite to increase the total commitments by $100 million, to $200 million, under specified circumstances. CoreSite used the capacity under the term loan to retire the $58 million mortgage on its SV1 facility and pay down a portion of the outstanding balance on its revolving credit facility. Dividend On December 6, 2013, CoreSite announced a 30% increase in its quarterly dividend to $0.35 per share of common stock and common stock equivalents for the fourth quarter of 2013. The dividend was paid on January 15, 2014, to shareholders of record on December 31, 2013. CoreSite also announced on December 6, 2013, a dividend of $0.4531 per share of Series A preferred stock for the period October 15, 2013, to January 14, 2014. The preferred dividend was paid on January 15, 2014, to shareholders of record on December 31, 2013. 2014 Guidance CoreSite is introducing its 2014 guidance of FFO per diluted share and unit in the range of $2.00 to $2.10. More detail regarding the assumptions behind the 2014 annual guidance can be found on page 21 of the earnings supplemental. In addition, the company’s estimate of the net income attributable to common shares is $0.50 to $0.60 per diluted share, with the difference between FFO and net income being real estate depreciation and amortization. This outlook is predicated on current economic conditions, internal assumptions about CoreSite’s customer base, and the supply and demand dynamics of the markets in which CoreSite operates. The guidance does not include the impact of any future financing, investment or disposition activities, beyond what has already been disclosed. Upcoming Conferences and Events CoreSite will participate in Citi’s 2014 Global Property CEO Conference on March 3, 2014, at The Westin Diplomat in Hollywood, Florida. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

Quarter Ended December 31, 2013 Conference Call Details CoreSite will host a conference call on February 13, 2014, at 12:00 p.m., Eastern time (10:00 a.m., Mountain time), to discuss its financial results, current business trends and market conditions. The call can be accessed live over the phone by dialing 877-407-3982 for domestic callers or 201-493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176 for domestic callers or 858-384-5517 for international callers. The passcode for the replay is 13574365. The replay will be available until February 20, 2014. Interested parties may also listen to a simultaneous webcast of the conference call by logging on to CoreSite’s website at www.CoreSite.com and clicking on the “Investors” tab. The on-line replay will be available for a limited time immediately following the call. About CoreSite CoreSite Realty Corporation (NYSE:COR) delivers secure and reliable data center solutions across eight key North American markets. CoreSite connects, protects and delivers an optimal performance environment and continued operation of mission-critical data and IT infrastructure for enterprises and Internet, private networking, mobility, and cloud service providers. CoreSite's scalable platform of over two and a half million square feet of efficient, network-dense, cloud-enabled data center capacity enables customers to accelerate business performance, reduce operating costs and increase flexibility across their IT and communications systems. CoreSite's 350 professionals deliver best-in-class service by placing customer needs first in supporting the planning, implementation and operating requirements foundational to delivering reliable, secure and efficient IT operating environments. More than 750 of the world’s leading enterprises, carriers and mobile operators, content and cloud providers and media and entertainment companies choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. CoreSite provides valuable gateways to global business opportunities with direct access to more than 275 carriers and ISPs, inter-site connectivity and CoreSite's Open Cloud Exchange, which supports rapid, efficient and scalable Ethernet access to multiple key public clouds, enabling simple, flexible, multiple-cloud capabilities. For more information, visit www.CoreSite.com. CoreSite Investor Relations Contact Greer Aviv | CoreSite Investor Relations Director +1 303.405.1012 | +1 303.222.7276 Greer.Aviv@CoreSite.com Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

Quarter Ended December 31, 2013 Forward Looking Statements This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

Company Profile CoreSite delivers network-dense, cloud-enabled, enterprise-class data center products and services across eight key North American markets. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

Company Profile NYSE-traded with a strong balance sheet NYSE: COR (2010); REIT status Predecessor entities founded in 2000 Equity market cap: $1.5 billion at December 31, 2013 Growth capacity: 2.1x debt to annualized adjusted EBITDA and 3.1x debt and preferred stock to annualized adjusted EBITDA at December 31, 2013 Scalable and flexible, broad platform in Tier-1 markets Recent delivery of our newest data center, NY2, located in Secaucus, NJ 16 data centers in 8 top North American markets located in network, financial, cloud and commerce hubs 2.5+ million gross square feet Ability to nearly double data center footprint on land and buildings currently owned Dense network connectivity and ecosystems Over 275 network service providers, 750 customers and 15,000 cross-connects Key ecosystems of customers and partners consisting of 34% networks and mobility, 25% cloud and IT service providers, 21% enterprise, 13% digital content and multimedia, and 7% systems integrators and managed services providers Partner-enabled value-added services supporting cloud computing Secure and reliable with best-in-class service Six 9s uptime for three consecutive years 350+ professionals with dedicated industry experts and 24x7 security guard monitoring Cabinet, standard or custom cage, computer rooms Cross-connects, Any2 Internet Exchange, Cloud Exchange – Ethernet Breakered and metered power Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

Summary of Financial Data

(in thousands, except share, per share and NRSF data)

	Three Months Ended			Year Ended	
Summary of Results	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Operating revenues	$ 61,440	$ 60,635	$ 55,252	$ 234,833	$ 206,934
Net income	9,029	8,509	4,578	31,612	10,716
Net income attributable to common shares	3,135	2,901	1,862	10,503	4,608
Funds from operations (FFO) to shares and units	23,090	21,868	19,704	85,314	71,976
Adjusted funds from operations (AFFO)	19,385	20,562	16,169	78,061	62,637
EBITDA	26,891	25,683	22,272	100,455	81,370
Adjusted EBITDA	28,324	27,467	24,168	107,754	89,374
Per share - diluted:					
Net income attributable to common shares	$ 0.15	$ 0.14	$ 0.09	$ 0.49	$ 0.22
FFO per common share and OP unit	$ 0.49	$ 0.47	$ 0.42	$ 1.82	$ 1.55

	As of				
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Dividend Activity					
Dividends declared per common share and OP unit	$ 0.35	$ 0.27	$ 0.27	$ 0.27	$ 0.27
AFFO payout ratio	84%	61%	62%	71%	78%
Operating Portfolio Statistics					
Operating data center properties	16	14	14	14	14
Operating data center NRSF	1,327,205	1,225,596	1,225,596	1,208,365	1,208,365
Data center NRSF occupied	1,084,444	987,416	986,646	963,442	930,245
Data center % occupied	81.7%	80.6%	80.5%	79.7%	77.0%
Turn-Key Data Center Same Store Statistics					
Monthly Recurring Revenue per Cabinet Equivalent	$ 1,429	$ 1,396	$ 1,342	$ 1,315	$ 1,291
Data center NRSF % occupied	78.3%	79.3%	80.0%	80.2%	79.1%
Market Capitalization, Debt & Preferred Stock					
Total enterprise value	$ 1,852,319	$ 1,869,100	$ 1,734,594	$ 1,861,410	$ 1,462,710
Total debt outstanding	232,500	166,625	132,000	111,375	59,750
Total debt and preferred stock outstanding	347,500	281,625	247,000	226,375	174,750
Debt to:					
Annualized Adjusted EBITDA	2.1x	1.5x	1.2x	1.1x	0.6x
Undepreciated book value of total assets	19.8%	15.0%	12.7%	11.1%	6.3%
Debt & Preferred Stock to:					
Annualized Adjusted EBITDA	3.1x	2.6x	2.3x	2.3x	1.8x
Undepreciated book value of total assets	29.6%	25.4%	23.8%	22.5%	18.4%

Overview | **Financial Statements** | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2014 Guidance | Appendix

10

Consolidated Balance Sheets (in thousands) Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix December 31, 2013 December 31, 2012 Assets: Investments in real estate: Land $ 78,983 $ 85,868 Building and building improvements 717,007 596,405 Leasehold improvements 95,218 85,907 891,208 768,180 Less: Accumulated depreciation and amortization (155,704) (105,433) Net investment in operating properties 735,504 662,747 Construction in progress 157,317 61,328 Net investments in real estate 892,821 724,075 Cash and cash equivalents 5,313 8,130 Accounts and other receivables, net 10,339 9,901 Lease intangibles, net 11,028 19,453 Goodwill 41,191 41,191 Other assets 55,802 42,582 Total assets $ 1,016,494 $ 845,332 Liabilities and equity: Liabilities Revolving credit facility $ 174,250 $ — Mortgage loan payable 58,250 59,750 Accounts payable and accrued expenses 67,782 50,624 Deferred rent payable 9,646 4,329 Acquired below-market lease contracts, net 6,681 8,539 Prepaid rent and other liabilities 11,578 11,317 Total liabilities 328,187 134,559 Stockholders’ equity Series A cumulative preferred stock 115,000 115,000 Common stock, par value $0.01 209 207 Additional paid-in capital 267,465 259,009 Distributions in excess of net income (50,264) (35,987) Total stockholders’ equity 332,410 338,229 Noncontrolling interests 355,897 372,544 Total equity 688,307 710,773 Total liabilities and equity $ 1,016,494 $ 845,332

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended			Year Ended	
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Operating revenues:[1]					
Data center revenue:					
Rental revenue	$ 33,988	$ 33,428	$ 30,251	$ 131,080	$ 116,146
Power revenue	15,669	15,979	14,129	59,663	53,672
Interconnection revenue	7,866	7,441	6,369	28,932	21,637
Tenant reimbursement and other	1,885	1,873	2,506	7,317	7,088
Total data center revenue	59,408	58,721	53,255	226,992	198,543
Office, light industrial and other revenue	2,032	1,914	1,997	7,841	8,391
Total operating revenues	61,440	60,635	55,252	234,833	206,934
Operating expenses:					
Property operating and maintenance	17,247	17,368	15,206	64,260	61,235
Real estate taxes and insurance	1,708	2,226	2,461	8,458	8,765
Depreciation and amortization	17,151	16,424	16,336	65,785	64,327
Sales and marketing	3,474	3,206	3,389	14,405	10,330
General and administrative	7,092	7,045	7,133	27,317	25,910
Rent	5,028	5,082	4,754	19,659	18,711
Transaction costs	-	25	37	279	613
Total operating expenses	51,700	51,376	49,316	200,163	189,891
Operating income	9,740	9,259	5,936	34,670	17,043
Interest income	14	14	1	32	13
Interest expense	(759)	(708)	(1,314)	(2,689)	(5,236)
Income before income taxes	8,995	8,565	4,623	32,013	11,820
Income tax (expense) benefit	34	(56)	(45)	(401)	(1,104)
Net income	9,029	8,509	4,578	31,612	10,716
Net income attributable to noncontrolling interests	3,809	3,524	2,276	12,771	5,668
Net income attributable to CoreSite Realty Corporation	5,220	4,985	2,302	18,841	5,048
Preferred dividends	(2,085)	(2,084)	(440)	(8,338)	(440)
Net income attributable to common shares	$ 3,135	$ 2,901	$ 1,862	$ 10,503	$ 4,608
Net income per share attributable to common shares:					
Basic	$ 0.15	$ 0.14	$ 0.09	$ 0.50	$ 0.22
Diluted	$ 0.15	$ 0.14	$ 0.09	$ 0.49	$ 0.22
Weighted average common shares outstanding:					
Basic	20,924,624	20,871,504	20,607,119	20,826,622	20,537,946
Diluted	21,492,301	21,479,971	21,036,794	21,503,212	20,992,290

(1) During Q4 2013, CoreSite changed the operating revenue presentation on the consolidated statements of operations to separately disclose data center revenue from office and light industrial revenue. Refer to the Appendix for a trailing five-quarter revenue presentation.

Overview | **Financial Statements** | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2014 Guidance | Appendix 12

 Reconciliations of Net Income to FFO, AFFO and EBITDA (in thousands, except share and per share data) Reconciliation of Net Income to FFO Reconciliation of FFO to AFFO Reconciliation of Net Income to EBITDA and Adjusted EBITDA Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix Reconciliations of Net Income to FFO, AFFO and EBITDA (in thousands, except per share data) Reconciliation of net income attributable to controlling interests to funds from operations (FFO): Three Months Ended Year Ended December 31, 2013 September 30, 2013 December 31, 2012 December 31, 2013 December 31, 2012 Net income $ 9,029 $ 8,509 $ 4,578 $ 31,612 $ 10,716 Real estate depreciation and amortization 16,146 15,443 15,566 62,040 61,700 FFO $ 25,175 $ 23,952 $ 20,144 $ 93,652 $ 72,416 Preferred stock dividends (2,085) (2,084) (440) (8,338) (440) FFO available to common shareholders and OP unit holders $ 23,090 $ 21,868 $ 19,704 $ 85,314 $ 71,976 Weighted average common shares outstanding - diluted 21,492,301 21,479,971 21,036,794 21,503,212 20,992,290 Weighted average OP units outstanding - diluted 25,360,848 25,353,942 25,353,709 25,355,567 25,347,936 Total weighted average shares and units outstanding - diluted 46,853,149 46,833,913 46,390,503 46,858,779 46,340,226 FFO per common share and OP unit - diluted $ 0.49 $ 0.47 $ 0.42 $ 1.82 $ 1.55 Reconciliation of FFO to adjusted funds from operations (AFFO): Three Months Ended Year Ended December 31, 2013 September 30, 2013 December 31, 2012 December 31, 2013 December 31, 2012 FFO available to common shareholders and unit holders $ 23,090 $ 21,868 $ 19,704 $ 85,314 $ 71,976 Adjustments: Amortization of deferred financing costs 446 445 374 1,739 1,681 Non-cash compensation 1,433 1,759 1,568 6,770 5,650 Non-real estate depreciation 1,005 981 770 3,745 2,627 Straight-line rent adjustment (304) (539) (720) (1,274) (3,597) Amortization of above and below market leases (152) (241) (264) (823) (1,505) Recurring capital expenditures (1,612) (1,174) (2,064) (5,420) (4,074) Tenant improvements (2,074) (1,578) (278) (6,292) (3,656) Capitalized leasing commissions (2,447) (959) (2,921) (5,698) (6,465) AFFO available to common shareholders and OP unit holders $ 19,385 $ 20,562 $ 16,169 $ 78,061 $ 62,637 Reconciliation of earnings before interest, taxes, depreciation and amortization (EBITDA): Three Months Ended Year Ended December 31, 2013 September 30, 2013 December 31, 2012 December 31, 2013 December 31, 2012 Net income $ 9,029 $ 8,509 $ 4,578 $ 31,612 $ 10,716 Adjustments: Interest expense, net of interest income 745 694 1,313 2,657 5,223 Income taxes (34) 56 45 401 1,104 Depreciation and amortization 17,151 16,424 16,336 65,785 64,327 EBITDA $ 26,891 $ 25,683 $ 22,272 $ 100,455 $ 81,370 Non-cash compensation 1,433 1,759 1,568 6,770 5,650 Transaction costs / litigation — 25 328 529 2,354 Adjusted EBITDA $ 28,324 $ 27,467 $ 24,168 $ 107,754 $ 89,374

Operating Properties

(in thousands, except NRSF data)

		Stabilized Operating NRSF								
		Data Center[1]		Office and Light-Industrial[2]		Total		Pre-Stabilized NRSF[5]	Development NRSF[6]	
Market/Facilities	Annualized Rent ($000)[3]	Total	Percent Occupied[4]	Total	Percent Occupied[4]	Total	Percent Occupied[4]	Total	Total	Total Portfolio NRSF
Los Angeles										
One Wilshire Campus										
LA1*	$ 24,175	150,278	75.2 %	7,500	41.0 %	157,778	73.6 %	-	-	157,778
LA2	14,650	159,617	85.4	6,055	55.6	165,672	84.3	31,585	236,902	434,159
Los Angeles Total	**38,825**	**309,895**	**80.4**	**13,555**	**47.5**	**323,450**	**79.1**	**31,585**	**236,902**	**591,937**
San Francisco Bay										
SV1	11,465	84,045	85.9	206,255	80.2	290,300	81.9	-	-	290,300
SV2	6,335	76,676	68.4	-	-	76,676	68.4	-	-	76,676
Santa Clara Campus	22,383	220,676	91.4	71,308	91.5	291,984	91.4	31,497	173,240	496,721
San Francisco Bay Total	**40,183**	**381,397**	**85.5**	**277,563**	**83.1**	**658,960**	**84.5**	**31,497**	**173,240**	**863,697**
Northern Virginia										
VA1	21,791	201,719	75.9	61,050	79.4	262,769	76.7	-	-	262,769
VA2	-	-	-	-	-	-	-	-	198,000	198,000
DC1*	2,698	22,137	83.5	-	-	22,137	83.5	-	-	22,137
Northern Virginia Total	**24,489**	**223,856**	**76.7**	**61,050**	**79.4**	**284,906**	**77.3**	**-**	**198,000**	**482,906**
Boston										
BO1	12,666	166,026	93.4	19,495	58.7	185,521	89.7	-	87,650	273,171
Chicago										
CH1	11,355	158,167	81.2	4,946	62.3	163,113	80.6	20,240	-	183,353
New York										
NY1*	4,811	48,404	68.0	209	100.0	48,613	68.2	-	-	48,613
NY2	-	-	-	-	-	-	-	18,103	236,956	255,059
New York Total	**4,811**	**48,404**	**68.0**	209	**100.0**	**48,613**	**68.2**	**18,103**	**236,956**	**303,672**
Miami										
MI1	1,698	30,176	44.3	1,934	38.6	32,110	44.0	-	13,154	45,264
Denver										
DE1*	660	4,144	98.7	-	-	4,144	98.7	-	-	4,144
DE2*	144	5,140	66.3	-	-	5,140	66.3	-	-	5,140
Denver Total	**804**	**9,284**	**80.7**	**-**	**-**	**9,284**	**80.7**	**-**	**-**	**9,284**
Total Facilities	**$134,831**	**1,327,205**	**81.7 %**	**378,752**	**79.5 %**	**1,705,957**	**81.2 %**	**101,425**	**945,902**	**2,753,284**

* Indicates properties in which we hold a leasehold interest.

(1) Represents the NRSF at each operating facility that is currently occupied or readily available for lease as data center space. Both occupied and available data center NRSF includes a factor to account for a customer's proportionate share of the required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties.

(2) Represents the NRSF at each operating facility that is currently occupied or readily available for lease as space other than data center space, which is typically space offered for office or light industrial uses.

(3) Represents the monthly contractual rent on stabilized operating NRSF under existing commenced customer leases as of December 31, 2013, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. On a gross basis, our annualized rent was approximately $138.1 million as of December 31, 2013, which reflects the addition of $3.3 million in operating expense reimbursements to contractual net rent under modified gross and triple-net leases.

(4) Includes customer leases that have commenced and are occupied as of December 31, 2013. The percent occupied is determined based on leased square feet as a proportion of total operating NRSF. The percent occupied for data center space, office and light industrial space, and space in total would have been 83.3%, 79.5%, and 82.5%, respectively, if all leases signed in current and prior periods had commenced.

(5) Represents pre-stabilized NRSF of projects/facilities which recently have been developed and are in the initial lease-up phase. Effective January 1, 2013, new pre-stabilized projects/facilities are excluded from stabilized operating NRSF. See Appendix for definition of stabilized and pre-stabilized NRSF. Annualized rent and NRSF percent occupied for pre-stabilized NRSF is $2.7 million and 20.7%, respectively, as of December 31, 2013.

(6) Represents vacant space and entitled land in our portfolio that requires significant capital investment in order to develop into data center facilities as of December 31, 2013. Includes NRSF under construction for which substantial activities are ongoing to prepare the property for its intended use following development.

Overview | Financial Statements | **Operating Portfolio** | Development and Capital Expenditures | Capital Structure | 2014 Guidance | Appendix 14

Leasing Statistics

Data Center Leasing Activity

	Leasing Activity Period	Number of Leases(1)	Total Leased NRSF(2)	GAAP Annualized Rent per Leased NRSF(5)	GAAP Annualized Rent (000's)	Rental Churn Rate(3)	Cash Rent Growth(4)	GAAP Rent Growth(4)
New/expansion leases commenced	**YTD 2013**	**429**	**235,343**	**$ 102** (5)	**$ 24,083**			
	Q4 2013	**109**	**116,052**	**41** (5)	**4,808**			
	Q3 2013	110	37,243	180	6,688			
	Q2 2013	121	42,672	147	6,267			
	Q1 2013	89	39,376	161	6,320			
	Q4 2012	100	21,372	137	2,924			
New/expansion leases signed	**YTD 2013**	**453**	**123,179**	**$ 149**	**$ 18,303**			
	Q4 2013	**122**	**26,276**	**132**	**3,472**			
	Q3 2013	106	23,294	170	3,965			
	Q2 2013	115	30,810	188	5,782			
	Q1 2013	110	42,799	119	5,084			
	Q4 2012	100	156,704	74	11,583			
Renewal leases commenced	**YTD 2013**	**351**	**172,380**	**$ 137**	**$ 23,682**	**7.8%**	**3.6%**	**13.3%**
	Q4 2013	**59**	**50,513**	**135**	**6,816**	**1.9%**	**3.5%**	**14.3%**
	Q3 2013	100	29,567	155	4,575	2.7%	6.6%	10.7%
	Q2 2013	112	44,702	166	7,404	2.0%	2.9%	9.0%
	Q1 2013	80	47,598	103	4,887	1.1%	2.0%	21.6%
	Q4 2012	50	52,225	140	7,323	2.1%	11.7%	15.6%

(1) Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2) Total leased NRSF is determined based on contractually leased square feet for leases that have commenced on or before December 31, 2013. We calculate occupancy based on factors in addition to contractually leased square feet, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas.

(3) Rental churn is calculated based on the annualized rental revenue of expired leases terminated in the period, compared with total annualized rental revenue at the beginning of the period.

(4) Rent growth represents the increase in rental rates on renewed leases commencing during the period, as compared with the previous rental rates for the same space.

(5) The GAAP Annualized Rent per Leased NRSF for new/expansion leases commenced in Q4 2013 includes a 101,721 NRSF built-to-suit lease. Excluding this lease, the GAAP Annualized Rent per Leased NRSF for new/expansion leases commenced in Q4 2013 would have been $116 and the fiscal year 2013 would have been $157.

Overview | Financial Statements | **Operating Portfolio** | Development and Capital Expenditures | Capital Structure | 2014 Guidance | Appendix 15

Leasing Statistics Lease Expirations (total operating properties, excluding pre-stabilized) Lease Distribution (total operating properties, excluding pre-stabilized) Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix  Total Annualized Number Operating Percentage Percentage Annualized Annualized Rent Per of NRSF of of Total Annualized of Rent Per Rent at Leased Leases Expiring Operating Rent Annualized Leased Expiration NRSF at Year of Lease Expiration Expiring(1) Leases NRSF ($000)(2) Rent NRSF ($000)(3) Expiration(4) Available as of December 31, 2013(5) - 320,417 18.8% $ - - % $ - $ - $ - 2014 600 209,968 12.3 31,087 23.1 148.06 31,911 151.98 2015 265 166,433 9.8 28,440 21.1 170.88 29,887 179.57 2016 246 149,934 8.8 21,417 15.9 142.84 25,156 167.78 2017 112 125,627 7.4 19,619 14.6 156.17 25,665 204.30 2018 64 141,983 8.3 14,358 10.6 101.12 17,976 126.61 2019-Thereafter 31 290,499 17.0 12,912 9.6 44.45 20,860 71.81 Office and light industrial(6) 75 301,096 17.6 6,998 5.1 23.24 7,004 23.26 Portfolio Total / Weighted Average 1,393 1,705,957 100.0% $ 134,831 100.0% $ 97.31 $ 158,459 $ 114.37 (1) Includes leases that upon expiration will automatically be renewed, primarily on a month-to-month basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases. (2) Represents the monthly contractual rent under existing commenced customer leases as of December 31, 2013, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. (3) Represents the final monthly contractual rent under existing customer leases as of December 31, 2013, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes operating expense reimbursement, power revenue and interconnection revenue. (4) Annualized rent at expiration as defined above, divided by the square footage of leases expiring in the given year. This metric reflects the rent growth inherent in the existing base of lease agreements. (5) Excludes NRSF held for development or under construction. (6) Of the occupied office and light industrial leases, 17,116 NRSF, 4,638 NRSF, 90,981 NRSF, 33,477 NRSF, 4,207 NRSF and 150,677 NRSF are scheduled to expire in 2014, 2015, 2016, 2017, 2018 and 2019 and thereafter, respectively, which accounts for (in thousands) $427, $86, $1,666, $494, $108 and $4,217 of annualized rent scheduled to expire during each respective period. Total Percentage Percentage Number Percentage Operating of Total Annualized of of of All NRSF of Operating Rent Annualized Square Feet Under Lease(1) Leases(2) Leases Leases(3) NRSF ($000)(4) Rent Available colocation(5) — — % 242,761 14.2% $ — - % Available office and light-industrial — — 77,656 4.6 — - Colocation NRSF: 5,000 or less 1,273 91.4 441,717 25.9 71,778 53.2 5,001 - 10,000 17 1.2 114,210 6.7 13,448 10.0 10,001 - 25,000 10 0.8 158,232 9.3 25,031 18.6 Greater than 25,000 2 0.1 60,807 3.6 7,161 5.3 Powered shell 16 1.1 307,478 18.1 10,375 7.7 Office and light industrial 75 5.4 301,096 17.6 6,998 5.2 Portfolio Total 1,393 100.0% 1,705,957 100.0% $ 134,831 100.0% (1) Represents all leases in our portfolio, including data center and office and light industrial leases. (2) Includes leases that upon expiration will automatically be renewed, primarily on a month-to-month basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases. (3) Represents the square feet at a building under lease as specified in the lease agreements plus management’s estimate of space available for lease to third parties based on engineers’ drawings and other factors, including required data center support space (such as mechanical, telecommunications and utility rooms) and building common areas. (4) Represents the monthly contractual rent under existing commenced customer leases as of December 31, 2013, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and it excludes power revenue, interconnection revenue and operating expense reimbursement. (5) Excludes NRSF held for development or under construction. The following table sets forth information relating to the distribution of leases in the properties in our portfolio, based on NRSF (excluding space for development) under lease as of December 31, 2013.

Geographic Diversification and 10 Largest Customers

(in thousands, except NRSF data)

Geographic Diversification



New York 3.6%
Miami 1.3%
Denver 0.6%
San Francisco Bay 29.8%
Chicago 8.4%
Boston 9.4%
Northern Virginia 18.2%
Los Angeles 28.7%

Metropolitan Market	Percentage of Total Annualized Rent
San Francisco Bay	29.8 %
Los Angeles	28.7
Northern Virginia	18.2
Boston	9.4
Chicago	8.4
New York	3.6
Miami	1.3
Denver	0.6
Total	100.0 %

10 Largest Customers

	Customer Industry	CoreSite Vertical	Number of Locations	Total Occupied NRSF(1)	Percentage of Total Operating NRSF(2)	Annualized Rent ($000)(3)	Percentage of Annualized Rent(4)	Weighted Average Remaining Lease Term in Months(5)
1	Technology	Digital Content	3	52,374	3.1 %	$ 10,082	7.5 %	34
2	Technology	Cloud	5	126,734	7.4	6,880	5.1	75
3	Technology	Systems Integration & Managed Service Provider	3	53,014	3.1	6,562	4.9	44
4	Technology	Digital Content	9	52,270	3.1	5,714	4.2	13
5	Government*	Enterprise	1	141,774	8.3	4,079	3.0	95
6	Technology	Cloud	1	27,036	1.6	3,969	2.9	53
7	Financial	Enterprise	2	11,855	0.7	3,028	2.2	14
8	Technology	Systems Integration & Managed Service Provider	1	6,034	0.4	2,569	1.9	13
9	Government	Enterprise	2	16,764	1.0	2,324	1.7	9
10	Telecommunication	Network	3	18,562	1.1	2,049	1.5	83
	Total/Weighted Average			506,417	29.8 %	$ 47,256	34.9 %	44

* Denotes customer using space for general office purposes.

(1) Total occupied NRSF is determined based on contractually leased square feet for leases that have commenced on or before December 31, 2013. We calculate occupancy based on factors in addition to contractually leased square feet, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas.

(2) Represents the customer's total occupied square feet divided by the total operating NRSF in the portfolio which, as of December 31, 2013, consisted of 1,705,957 NRSF.

(3) Represents the monthly contractual rent under existing commenced customer leases as of December 31, 2013, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

(4) Represents the customer's total annualized rent divided by the total annualized rent in the portfolio as of December 31, 2013, which was approximately $134.8 million.

(5) Weighted average based on percentage of total annualized rent expiring calculated as of December 31, 2013.

Overview | Financial Statements | **Operating Portfolio** | Development and Capital Expenditures | Capital Structure | 2014 Guidance | Appendix 17

Development Summary and Capital Expenditures

(in thousands, except NRSF data)

Completed Pre-Stabilized Data Center Projects as of December 31, 2013

Projects/Facilities[1]	Metropolitan Area	Completion	NRSF [1]	Cost	Percent Leased[2]
SV4	San Francisco Bay	Mar 2013	16,640	$ 13,261	46.5%
LA2	Los Angeles	Mar 2013	2,294	320	33.3%
LA2	Los Angeles	Mar 2013	8,122	871	43.6%
LA2	Los Angeles	Mar 2013	21,169	8,741	61.0%
SV4	San Francisco Bay	Apr 2013	14,857	12,911	0.0%
CH1	Chicago	Apr 2013	20,240	5,098	0.0%
NY2	New York	Dec 2013	18,103	14,417	63.5%
Total completed pre-stabilized			**101,425**	**$ 55,619**	**35.9%**

(1) These pre-stabilized projects/facilities are excluded from the stabilized operating NRSF information in the Operating Properties table. See Appendix for definition of stabilized and pre-stabilized NRSF. During Q4 2013, we completed development of 101,721 NRSF at SV5 which was 100% stabilized at completion and is included in our stabilized operating NRSF in the Operating Properties table.

(2) Includes customer leases that have been signed as of December 31, 2013. The percent leased is determined based on leased square feet as proportion of total pre-stabilized NRSF.

Data Center Projects Under Construction as of December 31, 2013

				Costs	
Projects/Facilities	Metropolitan Area	Estimated Completion	NRSF[1]	Incurred to-date	Estimated Total [2]
NY2 [3]	New York	Q1 2014	34,589	$ 79,555	$ 86,900
LA2	Los Angeles	Q1 2014	33,711	9,558	10,000
VA2 [3]	Northern Virginia	Q2 2014/ Q3 2014	50,000	28,833	73,500
Total under construction			**118,300**	**$117,946**	**$170,400**

(1) NRSF reflects management's estimate based on engineering drawings and required support space and is subject to change based on final demising of the space.

(2) Reflects management's estimate of cost of completion based upon the actual cost at quarter-end, plus management's estimate of the cost to complete construction.

(3) Represents estimated total for each data center project phase as well as building and infrastructure cost that will be allocated to the remaining data center rooms in future development phases.

Capital Expenditures – Quarter Ended

		December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Data center expansion	(1)	$ 46,574	$ 67,688	$ 33,544	$ 47,691	$ 28,083
Non-recurring investments	(2)	9,330	3,831	4,526	7,832	3,625
Tenant improvements		2,074	1,578	1,027	1,613	278
Recurring capital expenditures	(3)	1,612	1,174	935	1,699	2,064
Total capital expenditures		**$ 59,590**	**$ 74,271**	**$40,032**	**$ 58,835**	**$ 34,050**
Repairs and maintenance expense	(4)	$ 2,665	$ 1,954	$ 1,918	$ 2,016	$ 2,079

(1) Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments.

(2) Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation such as internal system development and system-wide security upgrades.

(3) Recurring capital expenditures include required equipment upgrades within our operating portfolio, which have a future economic benefit.

(4) Repairs and maintenance expense is classified within property operating and maintenance expense in the consolidated statement of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations.

Overview | Financial Statements | Operating Portfolio | **Development and Capital Expenditures** | Capital Structure | 2014 Guidance | Appendix 18

Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or Equivalents Outstanding	Market Price / Liquidation Value as of December 31, 2013	Market Value Equivalents
Common shares	21,387	$32.19	$ 688,448
Operating partnership units	25,361	$32.19	816,371
Liquidation value of preferred stock	4,600	$25.00	115,000
Total equity			1,619,819
Total debt			232,500
Total enterprise value			$ 1,852,319
Total debt to annualized adjusted EBITDA			2.1x
Total debt and preferred stock to annualized adjusted EBITDA			3.1x

Debt Summary (1) — Outstanding as of:

Instrument	Rate[2]	Maturity Date	Maturity Date with Extension	December 31, 2013	December 31, 2012
SV1 - mortgage loan [3]	3.67%	10/9/2014	N/A	$ 58,250	$ 59,750
Revolving credit facility [3]	2.17%	1/3/2017	1/3/2018	174,250	-
Total Debt				**$ 232,500**	**$ 59,750**
Weighted average debt rate	2.55%				
Preferred Stock	7.25%	N/A	N/A	115,000	115,000
Total Debt and Preferred Stock				**$ 347,500**	**$ 174,750**
Floating rate vs. fixed rate debt				100% / 0%	100% / 0%
Floating rate vs. fixed rate debt and preferred stock				67% / 33%	34% / 66%

(1) See the most recent filed Form 10-K and 10-Q for information on specific debt instruments.

(2) Each debt instrument's interest rate is based on LIBOR at December 31, 2013, plus applicable spread.

(3) On January 31, 2014, CoreSite entered into a $100.0 million, five year, senior unsecured term loan and used the proceeds to payoff the SV1 mortgage loan entirely and a portion of the outstanding revolving credit facility balance.

Debt Maturities (including new senior unsecured term loan and subsequent debt pay downs)



$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
2014
2015
2016
2017
2018
Thereafter

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | **Capital Structure** | 2014 Guidance | Appendix

19

Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended			Year Ended	
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Interest expense and fees	$ 1,652	$ 1,402	$ 1,304	$ 5,312	$ 5,392
Amortization of deferred financing costs	446	445	374	1,739	1,681
Capitalized interest	(1,339)	(1,139)	(364)	(4,362)	(1,837)
Total interest expense	**$ 759**	**$ 708**	**$ 1,314**	**$ 2,689**	**$ 5,236**

Debt Covenants

		Revolving Credit Facility				
	Required Compliance	**December 31, 2013**	**September 30, 2013**	**June 30, 2013**	**March 31, 2013**	**December 31, 2012**
Fixed charge coverage ratio	Greater than 1.75x	7.2X	7.5x	7.7x	7.6x	12.1x
Total indebtedness to gross asset value	Less than 60%	15.5%	11.5%	10.0%	9.6%	7.6%
Secured debt to gross asset value	Less than 40%	3.7%	3.8%	4.0%	4.2%	5.2%
Unhedged variable rate debt to gross asset value	Less than 30%	14.9%	10.8%	9.0%	7.9%	5.2%
Facility availability		$405,000	$405,000	$405,000	$355,000	$355,000
Borrowings outstanding		(174,250)	(108,000)	(73,000)	(52,000)	-
Outstanding letters of credit		(8,390)	(8,390)	(7,540)	(8,540)	(8,540)
Current availability		**$222,360**	**$288,610**	**$324,460**	**$294,460**	**$346,460**

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | **Capital Structure** | 2014 Guidance | Appendix 20

 2014 Guidance (in thousands, except per share amounts ) Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Further, the guidance does not include the impact of any future financing, investment or disposition activities. Please refer to the press release for additional information on forward-looking statements. Projected per share and OP unit information: Low High Net income attributable to common shares $ 0.50 $ 0.60 Real Estate depreciation and amortization 1.50 FFO $ 2.00 $ 2.10 Projected operating results: Total operating revenues $ 260,000 $ 270,000 Data center revenue $ 255,000 $ 265,000 General and administrative expenses $ 28,000 $ 30,000 Adjusted EBITDA $ 120,000 $ 125,000 Guidance drivers: Rental churn rate per quarter 1% 2% Cash rent growth on data center renewals 1% 4% Capital expenditures: Data center expansion $ 90,000 $ 105,000 Non-recurring investments $ 15,000 $ 20,000 Tenant improvements $ 5,000 $ 10,000 Recurring capital expenditures $ 5,000 $ 10,000 Total capital expenditures $ 115,000 $ 145,000

Appendix

During Q4 2013, CoreSite changed the revenue presentation on the consolidated statements of operations to separately disclose data center revenue from office and light industrial revenue . The trailing five-quarter new revenue presentation is disclosed below:

	Three Months Ended				
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Operating revenues:					
Data center revenue:					
Rental revenue	$ 33,988	$ 33,428	$ 32,355	$ 31,309	$ 30,251
Power revenue	15,669	15,979	14,486	13,529	14,129
Interconnection revenue	7,866	7,441	7,053	6,572	6,369
Tenant reimbursement and other	1,885	1,873	1,770	1,789	2,506
Total data center revenue	59,408	58,721	55,664	53,199	53,255
Office, light industrial and other revenue	2,032	1,914	2,003	1,892	1,997
Total operating revenues	$ 61,440	$ 60,635	$ 57,667	$ 55,091	$ 55,252

Definitions

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as a measure of profitability and/or liquidity, computed in accordance with GAAP.

Turn-Key Same Store – Includes turn-key data center space that was leased and available to be leased to our colocation customers as of December 31, 2011, at each of our properties, and excludes powered shell data center space, SV3 data center space, office and light industrial space and space for which development was completed and became available to be leased after December 31, 2011. The turn-key same store space as of December 31, 2011, is 792,615 NRSF.

Monthly Recurring Revenue per Cabinet Equivalent - Represents the turn-key monthly recurring colocation revenue (MRR) per cabinet equivalent billed. MRR is defined as recurring contractual revenue under existing commenced customer leases. MRR per Cabinet Equivalent is calculated as (Current Quarter MRR/3) divided by ((Quarter End Cabinet Equivalents Billed plus Prior Quarter End Cabinet Equivalents Billed)/2)).

Stabilized and pre-stabilized NRSF - Projects and facilities that have been recently developed and are in the initial lease-up phase are classified as pre-stabilized NRSF until they reach 85% occupied or have been in service for 24 months. Pre-stabilized projects and facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion and are included in the stabilized operating NRSF.

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2014 Guidance | Appendix 22

Appendix Funds From Operations “FFO” is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Our management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We offer this measure because we recognize that FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

 Appendix Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. AFFO is used by us as a basis to address our ability to fund our dividend payments. We calculate adjusted funds from operations by adding to or subtracting from FFO: Plus: Amortization of deferred financing costs Plus: Non-cash compensation Plus: Non-real estate depreciation Plus: Below market debt amortization Less: Straight line rents adjustments Less: Above and below market leases Less: Maintenance capital investment Less: Tenant improvement capital investment Less: Capitalized leasing commissions AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO. AFFO is a widely reported measure by other REITs, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA - EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs and litigation expense to EBITDA as well as adjusting for the impact of gains or losses on early extinguishment of debt. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix